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                                   EXHIBIT A


     Select Emerging Markets Fund

     Select Aggressive Growth Fund

     Select Capital Appreciation Fund

     Select Value Opportunity Fund

     Select International Equity Fund

     Select Growth Fund

     Select Strategic Growth Fund

     Core Equity Fund

     Equity Index Fund

     Select Growth and Income Fund

     Select Strategic Income Fund

     Select Investment Grade Income Fund

     Government Bond Fund

     Money Market Fund



                            Effective May 1, 2002.